OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 753-7200
















                                                  February 14, 2000









Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


                           Re:      Tidel Technologies, Inc.
                                    Registration Statement on Form S-8
                                    ----------------------------------

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-8 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Tidel Technologies, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 1,438,250 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") under the 1997 Long-Term Incentive plan (the "Incentive Plan") and the 1989 Incentive Stock Option Plan (the "Stock Option Plan").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and Bylaws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company, the Incentive Plan and the Stock Option Plan, the documents to be sent or given to participants in the Plans and such other documents, instruments and certificates of officers and representatives of the Company


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Securities and Exchange Commission
February 14, 2000
Page -2-


and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms and conditions described in the Incentive Plan or the Stock Option Plan, will be duly and validly issued, fully paid and non-assessable.


                           Very truly yours,

                           /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP